MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                CERTIFIED PUBLIC ACCOUNTANTS
                   1801 CENTURY PARK EAST
                         SUITE 1132
                LOS ANGELES, CALIFORNIA 9067
                       ---------------
                     TEL: (310) 282-9131
                     FAX: (310) 282-9130



                       NEW YORK OFFICE
                     888 SEVENTH AVENUE
                  NEW YORK, NEW YORK 10106
                     TEL: (212) 757-8400
                     FAX: (212) 757-6124





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001, which appears on page F-2 of the financial statements included in the Annual Report on Form 10-KSB of Remote Utilities Network, Inc. for the period ended December 31, 2000.




                /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                Certified Public Accountants




Los Angeles, California
August 3, 2001